Exhibit 10.8

INTREORG SYSTEMS, INC.
2600 E. Southlake Boulevard
Suite 120-366
Southlake, Texas 76092

April 4, 2011

J.H. Brech, LLC
2600 E. Southlake Boulevard
Suite 120-366
Southlake, TX  76092

Re:
Commercial Convertible Promissory Note dated April 10, 2009 in the principal amount of $406,960.90 (the “April 10, 2009 Note”) and the Commercial Convertible Promissory Note dated April 21, 2009 in the principal amount of $34,400 (the “April 21, 2009 Note”), each such note from INTREorg Systems, Inc. to J.H. Brech, LLC (collectively, the “Notes”)

Ladies and Gentlemen:

This letter will serve to confirm our agreement that the Maturity Date of the April 10, 2009 Note is extended from April 10, 2011 to April 10, 2012 and the Maturity Date of the April 21, 2009 Note is extended from April 21, 2011 to April 21, 2012.  Other than these extensions, all other terms and conditions of the Notes remain in full force and effect.

To confirm your agreement to the foregoing, please countersign this letter in the space provided below.

Sincerely,

  Kirk Boyd
President

The foregoing is acknowledged and agreed to
as of the day and date first above written.

J.H. Brech, LLC

By: _______________________________
Its: _________________________